                                                                 EXHIBIT 3.1.6


                                  AMENDMENT TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            OPPENHEIMER CAPITAL, L.P.

         This Amendment to Amended and Restated Limited Partnership Agreement of Oppenheimer Capital, L.P., dated as of December 1, 1997 (this "Amendment"), is entered into by and among PIMCO Partners, G.P., a California general partnership and the general partner (the "General Partner"), and all other persons or entities who are or shall in the future become, limited partners.

                              W I T N E S S E T H :

         WHEREAS, Oppenheimer Capital, L.P. (the "Partnership") has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. ss.17-101, et seq.) (the "Act") pursuant to a Certificate of Limited Partnership of the Partnership, as filed with the Office of the Secretary of State of the State of Delaware on May 15, 1987, and an Agreement of Limited Partnership of the Partnership, dated as of May 15, 1987 (as amended and restated, and subsequently amended, the "Partnership Agreement");

         WHEREAS, the General Partner is the sole general partner of the Partnership;

         WHEREAS, the General Partner desires to amend the Partnership Agreement in accordance with Section 16.01 of the Partnership Agreement; and

         WHEREAS, the General Partner has determined that this Amendment does not adversely affect the Limited Partners (as defined in the Partnership Agreement),

         NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

         1. Amendment to Section 16.04 of the Partnership Agreement. Section
16.04 of the Partnership Agreement is hereby amended by deleting the number "twenty-five percent (25%)" in the first sentence of Section 16.04 of the Partnership Agreement, and inserting in lieu thereof, the number "ten percent (10%)".

         2. Amendment to Section 16.12 of the Partnership Agreement. Section
16.12 of the Partnership Agreement is hereby amended by deleting the number "forty-five (45)" in the second sentence of Section 16.12 of the Partnership Agreement, and inserting in lieu thereof, the number "ninety (90)".

         3. Future Cooperation. Each party hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further documents as may be reasonably requested for the purpose of giving effect to, or evidencing the transactions contemplated by, this Amendment.

         3. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the Partners (as defined in the Partnership Agreement) and their respective successors and assigns.

         4. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         5. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

         6. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to principles of conflict of laws rules.

         IN WITNESS WHEREOF, the Partners have caused this Amendment to be duly executed as of the day and year first above written.


                                        GENERAL PARTNER:

                                        PIMCO PARTNERS, G.P.

                                        By: /s/ RICHARD M. WEIL
                                            -----------------------------------
                                            Richard M. Weil
                                            Senior Vice President
                                            Pursuant to authorization granted
                                            to the Management Board pursuant to
                                            that certain Written Action dated
                                            November 4, 1997


                                        LIMITED PARTNERS

                                        All Limited Partners that have been,
                                        or are hereafter admitted as limited
                                        partners of the Partnership, pursuant
                                        to powers of attorney or other
                                        authorizations recited in favor of or
                                        granted to the General Partner.


                                        By: PIMCO PARTNERS, G.P.,
                                            its General Partner


                                        By: /s/ RICHARD M. WEIL
                                            -----------------------------------
                                            Richard M. Weil
                                            Senior Vice President
                                            Pursuant to authorization granted
                                            to the Management Board pursuant to
                                            that certain Written Action dated
                                            November 4, 1997